Exhibit 10.17

AERIES TECHNOLOGY GROUP BUSINESS ACCELERATORS PRIVATE LIMITED

(FORMERLY KNOWN AS PULSE SECURE TECHNOLOGIES (INDIA) PRIVATE LIMITED)

AERIES MANAGEMENT STOCK OPTION PLAN 2019

(FORMERLY KNOWN AS PULSE MANAGEMENT STOCK OPTION PLAN 2019)

1 | Page	PULSEMSOP

Aeries Technology Group Business Accelerators Private Limited

(Formerly known as Pulse Secure Technologies (India) Private Limited)

Reg. Office: 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai 400025

CIN: U74999MH2014PTC257474

INDEX

1.	NAME AND OBJECTIVE OF THE MSOP	3
2.	DEFINITIONS	3
3.	AUTHORITY AND CEILING	8
4.	ADMINISTRATION OF THE PLAN	8
5.	GRANT OF OPTIONS	9
6.	VESTING OF OPTIONS	9
7.	EXERCISE OF OPTIONS	11
8.	TERMINATION OF EMPLOYMENT	11
9.	NOTICES AND CORRESPONDENCE	11
10.	NON-TRANSFERABILITY OF OPTIONS	11
11.	TRANSFER OF EQUITY SHARES	12
12.	TAXES	12
13.	ARBITRATION	12
14.	GOVERNING LAW	13
15.	REGULATORY APPROVALS	13
16.	MODIFICATION OF PLAN	13
17.	MISCELLANEOUS PROVISIONS	13
18.	CORPORATE ACTION	15
19.	TERM OF THE PLAN	15
20.	CONFIDENTIALITY	15

2	Aeries

Aeries Technology Group Business Accelerators Private Limited

(Formerly known as Pulse Secure Technologies (India) Private Limited)

Reg. Office: 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai 400025

CIN: U74999MH2014PTC257474

1.	Name and Objective of the MSOP

1.1

Aeries Technology Group Business Accelerators Private Limited (Formerly known as Pulse Secure Technologies (India) Private Limited) (“Aeries”)” is a private limited company, limited by shares, incorporated on 22nd August, 2014 under the provisions of the Companies Act, 2013, under Corporate Identification Number U74999MH2014PTC257474, having registered office at 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai 400025. The Company intends to attract, retain and motivate key talents working with the Company, by way of rewarding their high performance and motivate them to contribute to the overall corporate growth and profitability.

1.2

Pursuant to aforesaid objective, the Board of the Company has approved the Aeries Management Stock Option Plan 2019 (Formerly Pulse Management Stock Option Plan 2019) (“MSOP” or “Plan”) in its Board meeting on 23rd September, 2019 and subsequently, the Plan has been approved by the shareholders of the Company vide a special resolution dated 23rd September, 2019.

1.3

For the implementation of the Plan, the Company has decided to set up the Aeries Employee Stock Option Trust (Formerly Pulse Employee Stock Option Trust) (“ESOP Trust” or “Trust”) for the benefit of the Employees. The ESOP Trust shall be responsible for the execution of the Plan in accordance with the provisions of the MSOP and the trust deed executed thereto.

1.4	The Board may subject to compliance with Applicable Laws, at any time alter, amend, suspend or terminate the MSOP.

2.	Definitions

In this Plan, except where the context otherwise requires, the following expressions or terms shall have the meanings indicated there against.

2.1

“Applicable Laws” means the legal requirements relating to employee stock options, including, without limitation, the Companies Act, 2013 and all relevant tax, securities, exchange control or corporate laws of India, and includes any statutory modifications or re-enactments thereof.

2.2	“Accelerated Vesting” shall have the meaning as ascribed to it in clause 6.4 below.

2.3	“Adjusted Profit before Tax” means profit before tax as per the Consolidated Financial Statements adjusted as under:

a.	increased by any non-operating extraordinary expense duly approved by Mr. V Raman Kumar and Mr. P.A. Sudhir; and

b.	increased by all bonuses and distributions made to Mr. Sudhir Appukuttan Panikassery, Mr. Unnikrishnan Nambiar & Mr. Bhisham Khare.

2.4

“Affiliate” in relation to a person shall mean any person who, directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under the common Control of such a person and where such person is an individual shall mean a Relative of such individual or any entity controlled by such individual.

3	Aeries

Aeries Technology Group Business Accelerators Private Limited

(Formerly known as Pulse Secure Technologies (India) Private Limited)

Reg. Office: 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai 400025

CIN: U74999MH2014PTC257474

2.5

“Consolidated Financial Statements” means financial statements as per Indian GAAP of all entities and JV’s whether incorporated in India or outside India which are setup for undertaking the Business defined below and consolidated for the purpose of the MSOP and all such entities being consolidated are duly approved by Mr. V Raman Kumar and Mr. P.A. Sudhir.

2.6

“Beneficiary” means the person designated by a Grantee, or in the absence of any designation by the Grantee, the person who is entitled by the will of the Grantee to receive the benefits specified in the Plan, or the legal heirs of the Grantee, if the Grantee dies intestate and includes the Grantee’s executors or administrator.

2.7	“Board” means the Board of Directors of the Company, as re-constituted from time to time.

2.8	“Business” shall mean the business of providing management consultancy services and related services.

2.9	“Buyer” shall mean a person

a.	acquiring shareholding in the Company on account of Strategic Issue or Strategic Sale or

b.	acquiring substantial assets or Business of the Company (including through Merger or amalgamation/Demerger of Business)

2.10	“Companies Act” means the Companies Act, 2013 and rules made thereunder and includes any statutory modifications or re-enactments thereof.

2.11

“Control” means, with respect to any Person, the ability to direct the management or policies of such Person, directly or indirectly, whether through the ownership of shares or other securities or share in profit, by contract or otherwise, provided that in all events, the direct or indirect ownership of fifty percent (50%) or more of the voting share capital or interest of a Person shall be deemed to constitute Control of that Person (the expressions “Controlling” and “Controlled” shall have the corresponding meanings)

2.12	“Corporate Action” shall mean one of the following events:

a.	rights / bonus issue;

b.	reorganisation of the Shares;

c.	restructuring of the share capital of the Company;

d.	merger or amalgamation or demerger with any of Affiliate of the Company;

e.	bankruptcy proceedings against the Company;

f.	adoption by the shareholders of the Company of a scheme of liquidation, dissolution or winding up.

2.13	“Day” means a day other than Saturday and Sunday, on which banks are open for normal banking business in India.

2.14	“Demerger of Business” shall mean where the collective shareholding of Promoter and Promoter Group dilutes to less than 51% of the Shares of the Buyer post demerger.

4	Aeries

Aeries Technology Group Business Accelerators Private Limited

(Formerly known as Pulse Secure Technologies (India) Private Limited)

Reg. Office: 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai 400025

CIN: U74999MH2014PTC257474

2.15	“Employee” means

a.	a permanent employee of the Company working in India or outside India;

or

b.	a director of the Company, whether whole time director or not but excluding an independent director; or

c.	an employee, as defined in sub-clauses (a) or (b) in this Para, of a subsidiary company, in India or outside or of a holding company of the Company.

But excludes:

i.	an employee who is a Promoter or belongs to the Promoter Group;

ii.	a director who either by himself or through his relatives or through any-body corporate, directly or indirectly holds more than 10 (ten) percent of the outstanding Shares of the Company.

2.16

“MSOP” or “Plan” means the Aeries Management Stock Option Plan 2019 (Formerly Pulse Management Stock Option Plan 2019) and shall include any alterations, amendments, additions, deletions, modifications, or variations thereof as approved by the Board from time to time.

2.17	“ESOP Trust” or “Trust” means Aeries Employee Stock Option Trust (Formerly Pulse Employee Stock Option Trust established to facilitate the implementation and administration of this Plan.

2.18	“ESOP Trustees” or “Trustees” shall mean such persons appointed by the Company and more particularly set out in the trust deed, to manage the Plan.

2.19

“Exercise” of an Option means expression of an intention by a Grantee to the Company in writing (in the form of an Exercise Letter) to purchase the Shares underlying the Vested Option at the Exercise Price, in accordance with the procedure laid down for exercise of Vested Options.

2.20	“Exercise Date” means the date on which the Grantee exercises his/her Vested Options, in accordance with the procedure as laid down hereunder.

2.21	“Exercise Letter” means the application in writing to made by Grantee to the Company for the Exercise of Vested Options.

2.22	“Exercise Price” means Rs. 10, payable by the Employee at the time of exercise of the Vested Options in accordance with the Plan and as may be specified in the Grant Letter.

2.23	“Exercise Period” means a period of 5 years from the Vesting Date or such extended period as may be decided by Board or Trustees.

2.24	“Grant” shall have the meaning as ascribed to in clause 5.1 below.

2.25	“Grant Date” means the date on which the Options are granted to a Grantee through a Grant letter.

5	Aeries

Aeries Technology Group Business Accelerators Private Limited

(Formerly known as Pulse Secure Technologies (India) Private Limited)

Reg. Office: 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai 400025

CIN: U74999MH2014PTC257474

2.26	“Grant Letter” means the letter by which Grant of an Option is communicated to the Grantee.

2.27	“Grantee” means an Employee at the time of grant of the Option and who in the opinion of the Board is declared to be eligible to participate under the Plan.

2.28

“IPO” means the initial public offering of the Shares of Company vide the listing of the Shares of Company on any recognized stock exchange in India, whether pursuant to an offer for sale, scheme of arrangement, share swap transaction or otherwise.

2.29	“Liquidity Event” means an occurrence of either of the following events:

•	An IPO;

•	Sale of substantial assets or Business to Buyer

•	A Strategic Issue

•	A Strategic Sale.

•	Merger or amalgamation

•	Demerger of Business

2.30	“Merger or amalgamation” shall mean where the collective shareholding of Promoter and Promoter Group dilutes to less than 51% of the Shares of the Buyer post merger/amalgamation.

2.31

“Option” means the option granted to an Employee, which gives such Employee the right, but not an obligation, to purchase the Shares, underlying the Vested Option at the Exercise Price, at a future date.

2.32

“Permanent Incapacity” means any disability of whatsoever nature be it physical, mental or otherwise, which incapacitates or prevents or handicaps an Employee from performing any specific job, work or task which the said Employee was capable of performing immediately before such disablement, as determined by the Board based on a certificate of a medical expert identified by the Board.

2.33	“Profit” means Adjusted Profit before Tax as described in clause 2.3 above.

2.34	“Promoters” means a person

a.	who has been named as such in a prospectus or is identified by the company in the annual return in section 92 of Companies Act; or

b.	who has control over the affairs of the company, directly or indirectly whether as a shareholder, director or otherwise; or

c.	in accordance with whose advice, directions or instructions the Board of directors of the company is accustomed to act.

Provided that nothing in sub-clause I shall apply to a person who is acting merely in a professional capacity.

For the purpose of this clause, Promoter will mean Mr. V Raman Kumar and his Affiliates.

6	Aeries

Aeries Technology Group Business Accelerators Private Limited

(Formerly known as Pulse Secure Technologies (India) Private Limited)

Reg. Office: 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai 400025

CIN: U74999MH2014PTC257474

2.35

“Promoter Group” means (a) an immediate relative of the promoter (i.e. spouse of that person, or any parent, brother, sister or child of the person or of the spouse); (b) persons whose shareholding is aggregated for the purpose of disclosing in the offer document “shareholding of the promoter group”.

2.36	“Relative” shall have the same meaning as provided under Section 2 (77) of the Companies Act.

2.37	“Revenue” means revenue as per the Consolidated Financial Statements duly approved by Mr. V Raman Kumar and Mr. P.A. Sudhir.

2.38	“Shares” or “Equity Shares” means equity shares of the Company having face value of Rs. 10 each.

2.39

“Strategic Issue” means the issue of Shares (either in one tranche or cumulatively over a period of time) to a Buyer such that the collective shareholding of Promoter and Promoter Group dilutes to less than 51% of the Shares of the Company.

2.40

“Strategic Sale” means the Transfer of Shares (either in one tranche or cumulatively over a period of time) to a Buyer such that the collective shareholding of Promoter and Promoter Group dilutes to less than 51% of the Shares of the Company.

2.41

“Transfer” shall mean, whether pursuant to any statutory right or otherwise, any direct or indirect sale, assignment, gift, exchange, bequest, disposition, mortgage, lien, charge, encumbrance, grant of security or otherwise disposal or alienation of Share.

2.42	“Unvested Option” means an Option, which is not a Vested Option.

2.43	“Vesting” means the process by which the Grantee is given the right to apply for and being issued and allotted Shares underlying the Options granted to the Employee in pursuance to the Plan.

2.44	“Vesting Conditions” means the conditions subject to which the Options granted would vest in a Grantee.

2.45	“Vested Option” means an Option, which has vested with the Grantee under the Plan including Accelerated Vested Options, if any.

2.46	“Vesting Date” shall mean the date of completion of 1 year from the date of grant or as mentioned in clause 6.1, whichever is later.

Construction

a)

The headings/ subheadings/ titles/ subtitles are only for the sake of convenience and shall not be interpreted to restrict or otherwise affect the meaning or import of the Articles, which shall be interpreted solely in light of the contents thereof.

b)	Where a word or phrase is defined, other parts of speech and grammatical forms of that word or phrase shall have the corresponding meanings.

c)	The term ‘including’ shall mean ‘including without limitation’, unless otherwise specified.

7	Aeries

Aeries Technology Group Business Accelerators Private Limited

(Formerly known as Pulse Secure Technologies (India) Private Limited)

Reg. Office: 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai 400025

CIN: U74999MH2014PTC257474

d)	Words denoting the masculine gender shall include the feminine gender and words denoting the singular shall include the plural and vice versa

e)	Reference to any act, rules, statute or notification shall include any statutory modification, substitution or re-enactment thereof.

3.	Authority and Ceiling

3.1

The shareholders of the Company, in their general meeting dated 23rd September, 2019 have authorized the Board to grant not exceeding 295,565 (Two Lakhs Ninety Five Thousand Five Hundred and Sixty Five) Options (representing 295,565 Shares of the Company) to the eligible Employees in one or more tranches, from time to time. These options would be issued, allotted, and exercisable, as may be determined by the Board, in accordance with the provisions of this Plan and in due compliance with other Applicable Laws and regulations.

3.2	The Board is empowered to formulate detailed terms and conditions of the Plan.

3.3	The Company shall create and set up an ESOP Trust for the benefit of the Grantees in accordance with the provisions of this Plan and in due compliance with other Applicable Laws and regulations.

3.4	The ESOP Trust is empowered to administer and supervise the Plan in consultation with the Board. The Board and the ESOP Trustees shall meet as required for administering the MSOP.

3.5	If an Option expires or becomes un-exercisable due to any other reason, it shall become available for future Grants, subject to compliance with all Applicable Laws.

3.6

Where Shares are issued to the ESOP Trust consequent to a grant of an Option under the MSOP, the maximum number of Shares that can be issued under MSOP as referred to in clause 3.1 above will stand reduced to the extent of such Shares issued.

4.	Administration of the Plan

4.1

The ESOP Trustees, with the approval of the Board shall formulate the rules and regulations for the implementation of the MSOP and the management and administration of the Plan in accordance with the provisions of the Plan. The ESOP Trustees may, with the approval of the Board, add, alter, amend, rescind, substitute or vary these rules and regulations and make any other determinations that it deems necessary or desirable for the administration and implementation of the Plan.

4.2	The Board, shall inter alia, do the following:

a.	Identify the Employees eligible to participate under the Plan;

b.	Determine the number of Options to be granted to a particular Employee or to a category or group of Employees and in the aggregate;

c.	Grant Options to the identified Employees and determine the Grant date;

d.

To do all such acts, deeds, matters and things and execute all such deeds, documents, instruments and writings as it may in its absolute discretion deem necessary or desirable and pay fees and commission and incur expenses in relation to or for implementing the Plan;

8	Aeries

Aeries Technology Group Business Accelerators Private Limited

(Formerly known as Pulse Secure Technologies (India) Private Limited)

Reg. Office: 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai 400025

CIN: U74999MH2014PTC257474

e.	Approve forms or agreements for use under the Plan;

f.	Approve rules and regulations for implementing the Plan from time to time;

g.	Lay down the method for satisfaction of any tax obligation arising on the Exercise of the Option or otherwise;

h.	Construe and interpret the terms of the Plan, and the Options granted pursuant to the Plan.

5.	Grant of Options

5.1	The Board may offer the Options to a Grantee in accordance with the terms and conditions of the Plan for the time being in force (“Grant”).

5.2

The Grant of the Options by the Board to the Grantee shall be made in writing and communicated to the Grantee through a Grant Letter, stating the number of Options granted, Vesting Conditions, Vesting Period, Exercise Period and the Exercise Price.

5.3	Each Option represents 1 (one) Share having face value of Rs. 10/- (Rupees Ten only).

5.4	An offer made under this clause is personal to the Grantee and cannot be transferred in any manner whatsoever.

6.	Vesting of Options

6.1

The Options granted under this Scheme shall have vesting period of minimum 1 (one) year from the date of grant. In addition to this, the Options granted under this Scheme will vest upon completion of any of the following vesting conditions:

Sr. No	Vesting Conditions	% Vesting
1.	For Year ending 31st March 2020
a.	• Revenue - Between USD 30 - 35 million; and
	• Profit - Between USD 1 - 1.50 million.	50%
b.	• Revenue - Above USD 35 million; and	100%
	• Profit - Above USD 1.50 million.
2.	For Year ending 31st March 2021
a.	Provided if the conditions at (1) are not achieved and:	50%
	• Revenue - Between USD 30 - 35 million; and
	• Profit - Between USD 1 - 1.50 million.
b.	Provided if the condition at (1)(b) is not achieved and:	Balance
	• Revenue - Above USD 36 million; and	50% or
	• Profit - Above USD 1.6 million.	100%

9	Aeries

Aeries Technology Group Business Accelerators Private Limited

(Formerly known as Pulse Secure Technologies (India) Private Limited)

Reg. Office: 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai 400025

CIN: U74999MH2014PTC257474

3.	For Year ending 31st March 2022
a.	Provided if the conditions at (1)(b) and (2)(b) are not achieved and:	Balance
	• Revenue - Above USD 36 million; and	50% or
	• Profit - Above USD 1.6 million.	100%
b.	Provided if the conditions at (1)(b), (2)(b) and 3(a) are not achieved and if one of the below conditions was achieved in year-end 31st March 2020 and the other is achieved in year-end 31st March 2022:	Balance 50% or 100%
• Revenue - Above USD 36 million; and
• Profit - Above USD 1.6 million.

Note: Vesting Date upon completion of the vesting conditions shall be the receipt of Consolidated Financial Statements subject to completion of minimum 1 (one) year from the date of grant.

Note: For the purpose of determination of the above vesting conditions, the reference rate of foreign currency shall be the reference rate provided by the Reserve Bank of India as on 31st March of the relevant financial year.

6.2	The Board, at its discretion, may amend the vesting conditions such that it is not detrimental to the interest of the Grantees.

6.3

Vesting of Options would be subject to continued employment with the Company or its subsidiary companies or its holding company, as the case may be, on the Vesting Date. The Grantee must neither be serving his/her notice for termination of employment/ service.

6.4	Accelerated Vesting

On the happening of a Liquidity Event as mentioned hereunder, the Board shall accelerate the Vesting of all Unvested Options (as per Applicable Laws), as on the date of such Liquidity Event (Accelerated Vested Options) and accordingly intimate the same to the Grantee.

6.5	Transfer of Grantee:

a.	To subsidiary company/holding company or vice-versa:

In the event of transfer of a Grantee from the Company to its Affiliates engaged in the same Business, the Unvested Options as on the date of transfer, shall continue to vest as per the original schedule and be Exercised, subject to the compliance of the Applicable Laws.

b.	Any other Affiliate

In the event of transfer of a Grantee from the Company to its Affiliates which is engaged in business other than the Business, Mr. V. Raman Kumar and Mr. P. A. Sudhir shall have absolute discretion, to decide with regards to the Unvested Options in the manner deemed fit by him in the best interests of the Grantee and the Company.

10	Aeries

Aeries Technology Group Business Accelerators Private Limited

(Formerly known as Pulse Secure Technologies (India) Private Limited)

Reg. Office: 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai 400025

CIN: U74999MH2014PTC257474

7.	Exercise of Options

7.1	The Vested Options shall be exercisable within the Exercise Period subject to the terms and conditions as determined and set forth under the Plan.

7.2

A Vested Option shall be deemed to be exercised only when the ESOP Trust receives from the Grantee or the Beneficiary, as the case may be, the Exercise Price, and Exercise Letter, in the form and manner as specified hereunder.

7.3	The right of the Grantee to exercise his Vested Options is conditional upon the Grantee executing the Shareholders agreement, in the form and manner as may be specified by the Board.

7.4	Upon Exercise of Options by the Grantee, the ESOP Trust will allot Shares in lieu of the exercised Options to the Grantee.

7.5	Notwithstanding anything else contained in this Plan, if there are any Options which are not exercised within the Exercise Period, they shall automatically lapse.

8.	Termination of employment

8.1	On death / Permanent Incapacity of a Grantee

In the event of termination of employment of a Grantee as an Employee as a result of death/Permanent Incapacity of the Employee, the Unvested Options shall vest immediately and all the Options can be exercised by the Beneficiaries or the Grantee (in the case of Permanent Incapacity) within the Exercise Period.

8.2	On Resignation or Termination of Employment

In the event of resignation or termination of the employment otherwise than in clause 8.1 above, all the Unvested Options granted to the Grantee shall lapse. However, the Grantee can exercise all the Vested Options which have not lapsed within the exercise period on the date of termination.

9.	Notices and correspondence

9.1

Any notice required to be given by a Grantee to the Company, the ESOP Trust, the ESOP Trustees or the Board or any correspondence to be made between a Grantee and the Company or the Board, may be given or made at the Corporate office of the Company or such other address as may be notified by the Company in writing.

9.2

Any notice, required to be given by the Company or the Board to a Grantee or any correspondence to be made between the Company or the Board and a Grantee shall be given or made by the Company or the Board on behalf of the Company, at the address provided by the Grantee from time to time in writing.

10. Non-transferability of Options

The Options granted herein, are personal to the Grantee. The Options cannot be Transferred by the Grantee under this Plan and any purported Transfer not permitted herein shall be void and unenforceable against the Company.

11	Aeries

Aeries Technology Group Business Accelerators Private Limited

(Formerly known as Pulse Secure Technologies (India) Private Limited)

Reg. Office: 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai 400025

CIN: U74999MH2014PTC257474

The Option shall not be pledged, hypothecated, mortgaged or otherwise alienated in any other manner.

11.	Transfer of Equity Shares

11.1	Upon the listing of the Shares of the Company, on a recognized stock exchange , the Grantee shall be free to Transfer the Shares (part or full) pursuant to the exercise of the Option.

11.2

In any other event, the Grantees shall Transfer the Shares acquired pursuant to Exercise of Options in accordance with the Shareholders Agreement as may be executed by the Grantee at the time of Exercise of the Options.

12.	Taxes

12.1	All Options granted under the Plan shall be subject to all applicable withholding tax requirements, if any, and the ESOP Trust/Company may withhold such taxes accordingly.

12.2

The Trust, on behalf of the Grantee, shall pay all tax and discharge all other liabilities to which he may become subject as a result of his participation in this Plan or the grant of any Options or the Vesting of such Options or on allotment of Shares or sale of such Shares.

12.3

The Company shall have the right to deduct from the Grantee’s salary/compensation, any of the Grantee’s tax obligations arising in connection with the Options or the Shares acquired upon the Exercise thereof.

12.4

Notwithstanding anything else contained in this Plan, no Shares/sale proceeds therefrom, as the case may be, shall be disbursed to the Grantee or his Beneficiary, on exercise of the Options under this Plan unless appropriate taxes as required under the applicable tax laws are discharged.

13.	Arbitration

13.1

In the event of a dispute arising out of or in relation to the provisions of this Plan, either party may refer the dispute to a single arbitrator acceptable to both and failing agreement, to three arbitrators, one to be appointed by either party and the third arbitrator to be jointly appointed by the two arbitrators appointed by the parties.

13.2

The arbitration proceedings shall be held in Mumbai, India under and in accordance with the (Indian) Arbitration and Conciliation Act, 1996 and any statutory modification or re-enactment thereof for the time being in force. The seat of arbitration shall be at Mumbai, India.

13.3	The arbitrator shall also decide on the costs of the arbitration proceedings.

13.4	The language of arbitration shall be English.

12	Aeries

Aeries Technology Group Business Accelerators Private Limited

(Formerly known as Pulse Secure Technologies (India) Private Limited)

Reg. Office: 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai 400025

CIN: U74999MH2014PTC257474

14.	Governing Law

14.1	This Plan and all agreements made hereunder shall be governed by and construed in accordance with the laws of India.

14.2

The Grantee agrees and acknowledges that the Grantee has received and read a copy of the Plan. The Options are subject to the Plan. Any term of the Plan that is contrary to the requirement of any Applicable Law or other regulations shall not apply to the extent it is contrary to such Applicable Laws/ other Indian regulations.

15.	Regulatory approvals

15.1

The implementation of the Plan, the granting of any Option under the Plan and the issuance of any Shares under this Plan shall be subject to the procurement by the Company, the Board, the ESOP Trust or the Trustees of all approvals and permits required by any regulatory authorities having jurisdiction over the Plan, the Options and the Shares issued pursuant thereto.

15.2

In case of any change in Applicable Law that has an effect on the terms of this Plan, the Company shall review the Plan, and if deemed necessary, amend and/or modify the Plan in good faith so as to protect the rights of the Grantee under this Plan.

16.	Modification of Plan

Subject to Applicable Laws, the Board may at any time and from time to time:

16.1	Interpret, revoke, add, alter, amend or vary all or any of the terms and conditions of the Plan or all or any of the rights and obligations of the Grantees;

16.2

Formulate various sets of special terms and conditions in addition to those set out herein, to apply to the Grantees. Each of such sets of special terms and conditions shall be restricted in its application to those Grantees;

Any decision of the Board in the interpretation and administration of the Plan, as described herein, shall be final, conclusive and binding on all parties concerned (including, but not limited to, Grantee and/or Beneficiaries) to the extent permitted under the Applicable Laws. Neither the Company, nor the Board nor the Trust, nor the Trustees shall be liable for any action or determination made with respect to the Plan or any Option granted there under.

No variation, alteration, addition or amendment to the Plan can be made if it is detrimental to the interest of the Grantees.

17.	Miscellaneous provisions

17.1

The Grantee shall have no right to receive any dividend or vote or in any manner enjoy the benefits of a Shareholder with respect to the Shares, until the Exercise of Options by the Grantee and the Grantee becomes a registered shareholder of the Company.

17.2

This Plan shall not form part of any contract of employment between the Company and any Grantee, and the rights and obligations of any Grantee under the terms of his office or employment shall not be affected by his participation in this Plan or any right which he may have to participate in it and this Plan shall afford such a Grantee no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason.

13	Aeries

Aeries Technology Group Business Accelerators Private Limited

(Formerly known as Pulse Secure Technologies (India) Private Limited)

Reg. Office: 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai 400025

CIN: U74999MH2014PTC257474

17.3

This Plan shall not confer on any person any legal or equitable rights against the Company, the Board, the ESOP Trust or the Trustees, directly or indirectly, or give rise to any cause of action at law or in equity against the Company, the Board, the ESOP Trust or the Trustees.

17.4	The Company shall be entitled to file this Plan with such authorities and persons as it may be required under law to file or where it deems fit.

17.5

The ESOP Trust shall bear the costs of establishing and administering this Plan, including any costs of the ESOP Trust’s auditors or any independent financial adviser in relation to the preparation of any confirmation by them or provision of any other service in relation to this Plan.

17.6

A Grantee shall, before Exercising the Vested Options, obtain all necessary consents that may be required to enable him to Exercise the same. By Exercising the Vested Options, the Grantee thereof is deemed to have represented to the Company or the Board that he/she has obtained all such consents. Compliance with this paragraph shall be a condition precedent to an Exercising the Vested Options by a Grantee.

17.7

By Exercising the Vested Options, a Grantee expressly acknowledges that the Grant of Option does not constitute a guarantee or continuity of employment and the Company shall reserve the right to terminate the Grantee’s employment in accordance with the terms of employment. Grantee shall be deemed to have irrevocably waived any entitlement, by way of compensation for loss of office or otherwise howsoever, to any sum or other benefit to compensate him for loss of any rights under this Plan.

17.8	This Plan constitutes the entire document in relation to its subject matter and supersedes all prior agreements and understandings whether oral or written with respect to such subject matter.

17.9	The Company shall conform to the provisions of the Applicable Laws in respect of necessary disclosures, legal requirements as well as accounting policies.

In the event that any term, condition or provision of this Plan being held to be a violation of any Applicable Laws, statute or regulation, the same shall be severable from the rest of this Plan and shall be of no force and effect and this Plan shall remain in full force and effect as if such term, condition or provision had not originally been contained in this Plan.

17.10	General Risks:

Participation in this MSOP shall not be construed as any guarantee of return on the equity investment. Any loss due to fluctuations in the price of the equity and the risks associated with the investments is that of the Grantee alone. The Grantee is encouraged to make considered judgment and seek adequate information/clarifications essential for appropriate decision.

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Aeries Technology Group Business Accelerators Private Limited

(Formerly known as Pulse Secure Technologies (India) Private Limited)

Reg. Office: 5th Floor, Paville House, Off Veer Savarkar Marg, Prabhadevi, Mumbai 400025

CIN: U74999MH2014PTC257474

18.	Corporate Action

Nothing in this Scheme, shall in anyway prohibit the Company from merging with or consolidating with any of its Affiliate or from selling or transferring all or substantially all of its assets to its Affiliate.

In the event of a Corporate Action, a Grant made under the Plan shall be subject to adjustment including but not limited to the number of Options or Vesting criteria or cancellation of Options (whether Vested or Unvested) in lieu of such consideration as may be determined by the Board in its sole discretion subject to Applicable Law. The decision of the Board, in this regard, shall be final and binding.

19.	Term of the Plan

19.1

The Plan shall continue to operate so long as there are unexercised Options and Shares in the Trust, unless the Board decides to terminate the Plan. No termination of the Plan, under this clause 19 shall impair the existing rights of any Grantee, unless mutually agreed otherwise between the Grantee, the ESOP Trust and the Board, which agreement must be in writing and signed by the Grantee, the ESOP Trust and the Company. Termination of the Plan shall not affect the Board’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

19.2

The Plan shall operate independently and parallel to any Plan that may presently exist. The Company may introduce new Plan or Plans that may have features, terms and conditions that are different from the Plan.

20.	Confidentiality

20.1

The Grantee shall not divulge the details of the Plan and/or his/her holdings to any person except with the prior written permission of the Board unless so required to do under any statutes or regulations applicable to such Grantee.

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